UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2007

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

In order to cover over-allotments from the initial offering of its 7.625% Rate Non-Cumulative Preferred Stock, Series R (the "Series R Preferred Stock"), which closed on November 21, 2007, Fannie Mae (formally known as the Federal National Mortgage Association) issued 1,200,000 additional shares of Series R Preferred Stock on December 14, 2007 (the "Additional Shares"). The Additional Shares were issued to Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, as the representatives of the underwriters of the Series R Preferred Stock.

The initial public offering price for the Additional Shares was $25 per share, or an aggregate of $30,000,000, plus accrued dividends and less an underwriting discount of $300,000. The aggregate proceeds Fannie Mae received at settlement were $29,846,160.

Following the issuance of the Additional Shares on December 14, 2007, the number of shares of Series R Preferred Stock outstanding totals 21,200,000.

The terms of the Series R Preferred Stock are set forth in the Certificate of Designation for the Series R Preferred Stock, a copy of which was filed as Exhibit 4.1 to Fannie Mae’s Current Report on Form 8-K, as filed on November 21, 2007.

Pursuant to the company’s Charter Act, the shares of the Series R Preferred Stock (and all shares of Fannie Mae preferred stock) are "exempted securities" within the meaning of the Securities Act of 1933, as amended, and other laws administered by the SEC, to the same extent as securities that are obligations of, or are guaranteed as to principal and interest by, the United States. Because shares of Fannie Mae preferred stock are exempted securities, Fannie Mae does not file registration statements with the SEC with respect to offerings of its preferred stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 14, 2007, the Board of Directors of Fannie Mae adopted amendments to the company’s Bylaws, effective immediately, to make it clear that its securities satisfy the rules of the New York Stock Exchange regarding eligibility to participate in the direct registration system operated by a securities depository. The principal changes effected by the amended Bylaws are summarized below.

UNCERTIFICATED SHARES

Section 2.04 provides that any shares of company stock of any class or series will be issued in uncertificated form unless a stock certificate is requested by the stockholder. Previously, the Bylaws did not contain a provision specifically addressing the issuance of uncertificated shares.

TRANSFERS OF STOCK

As amended, Section 2.06 provides that transfers of stock will be made upon the books of the corporation at the request of either the registered holder of the stock or the attorney, lawfully constituted in writing, of such registered holder and, in the case of a holder with a certificate, on surrender for cancellation of the certificate for such share or, in the case of a holder with an uncertificated share, on presentment of proper evidence of succession, assignation or authority to transfer such shares.

Previously, the Bylaws specifically addressed transfer of shares only by registered holders upon presentation of the certificates representing the shares.

NON-SUBSTANTIVE CHANGES

The Bylaws also were amended to reflect the appropriate renumbering of the sections of the Bylaws affected by the amendments indicated in the prior paragraphs of this Item 5.03.

In addition, Article 7 was amended to clarify the requirements for amending various provisions of the Bylaws.

Item 9.01 Financial Statements and Exhibits.

(d) The exhibit index filed herewith is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

December 20, 2007	By:	/s/ Beth A. Wilkinson

Name: Beth A. Wilkinson
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

3.1	Fannie Mae Company Bylaws, as amended through December 14, 2007